UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013 (April 4, 2013)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 4, 2013, Bonanza Creek Energy, Inc. (the “Company”) and its subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $300 million aggregate principal amount of its 6 3/4% Senior Notes due 2021 (the “Notes”) to the initial purchasers named therein (the “Initial Purchasers”), in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act. The aggregate principal amount of the Notes was upsized from the previously announced $250 million aggregate principal amount. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by existing and future subsidiaries of the Company that incur or guarantee certain indebtedness, including the Company’s revolving credit facility. The Company intends to use the net proceeds from the offering to repay all outstanding borrowings under its revolving credit facility and for general corporate purposes, which may include funding its drilling and development program and capital expenditures. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities. Closing is scheduled to occur on April 9, 2013, subject to customary closing conditions.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Item 8.01 Other Events

On April 4, 2013, the Company issued a press release announcing the upsizing and pricing of $300 million in aggregate principal amount of the Notes. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Item 8.01 and Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1

Purchase Agreement, dated April 4, 2013, among Bonanza Creek Energy, Inc., the subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.

99.1	Press release issued April 4, 2013 announcing upsizing and pricing of $300 million offering of senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: April 5, 2013	By:	/s/ Christopher I. Humber
Christopher I. Humber Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Purchase Agreement, dated April 4, 2013, among Bonanza Creek Energy, Inc., the subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.

99.1	Press release issued April 4, 2013 announcing upsizing and pricing of $300 million offering of senior notes.